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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp. for the registration of $599,300,000 of 7% Convertible Subordinated Notes due 2008 of NTL Communications Corp. and 15,288,263 shares of NTL Incorporated common stock and to the incorporation by reference therein of our reports dated March 7, 2000, with respect to the consolidated financial statements and schedules of NTL (Delaware), Inc. (formerly NTL Incorporated) and NTL Communications Corp. included in their Annual Reports (Form 10-K), and as amended by Form 10-K/A-1 of NTL (Delaware), Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                          /s/ Ernst & Young LLP


New York, New York
August 25, 2000